Sub-Item 77I, 77Q1(a) and 77Q1(d)

DREYFUS OPPORTUNITY FUNDS

(the "Registrant")

Dreyfus Strategic Beta Emerging Markets Equity Fund
Dreyfus Strategic Beta Global Equity Fund

(together, the "Funds")

At the meeting held on March 1, 2017, the Board of Trustees of the Registrant approved the creation of Class T shares, a description of which appears in the documents incorporated by reference below:

1.      The disclosure in each Fund’s Class T Prospectus and the disclosure in the Funds' Statement of Additional Information are incorporated by reference to Post-Effective Amendment No. 81 to the Registrant's Registration Statement on Form N-1A, filed on March 23, 2017, effective as of March 31, 2017 ("Amendment No. 81").

2.      The disclosure in the Supplement to each Fund’s Class T Prospectus dated March 31, 2017 filed on March 31, 2017 pursuant to Rule 497(e) under the Securities Act of 1933, as amended.

3.      The Registrant's Certificate of Amendment, incorporated by reference to Exhibit (a)(4) of Amendment No. 81.

4.      The Registrant's Rule 18f-3 Plan, incorporated by reference to Exhibit (n)(1) of Amendment  No. 81.